UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 13, 2012 (July 13, 2012)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 13, 2012, Suburban Propane Partners, L.P. (“SPH”) announced that it and Suburban Energy Finance Corp. received requisite tenders and consents in connection with their previously announced offers to exchange and related consent solicitations in connection with certain outstanding notes of Inergy, L.P. The exchange offers remain subject to certain other conditions, including the consummation of the acquisition by SPH of Inergy’s retail propane business pursuant to the previously announced Contribution Agreement.

The foregoing description of SPH’s press release does not purport to be complete and is qualified in its entirety by reference to such press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in, or included as an exhibit to, this Current Report on Form 8-K does not constitute an offer to purchase or exchange any securities or a solicitation of any offer to sell any securities. The exchange offers are being made only pursuant to a confidential offer document and only to persons certifying that (a) they are in the United States and are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act (that are also “accredited investors” within the meaning of Rule 501 of Regulation D of the Securities Act) or (b)(i) they are outside the United States and are not U.S. persons, who are eligible to acquire securities pursuant to Regulation S and would be participating in any transaction in accordance with Regulation S and (ii) they are “non-U.S. qualified offerees” (as defined in the offer documents).

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements may include statements preceded by, followed by or that contain forward-looking terminology, including the words “believe,” “expect,” “may,” “should,” “could,” “anticipate,” “estimate,” “intend” or the negation thereof, or similar expressions. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Among those is the risk that the conditions to closing the Contribution Agreement are not met or that the anticipated benefits from the proposed transactions contemplated by the Contribution Agreement cannot be fully realized. Should one or more of these risks or uncertainties materialize or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions; the general level of petroleum product demand and the availability of propane supplies; the price of propane to the consumer compared to the price of alternative and competing fuels; the demand for high deliverability natural gas storage capacity in the Northeast; Inergy’s ability to successfully implement its business plan; the outcome of rate decisions levied by the Federal Energy Regulatory Commission; Inergy’s ability to generate available cash for distribution to unitholders; and the costs and effects of legal, regulatory and administrative proceedings against, or that may be brought against, Inergy or its subsidiaries. These and other risks and assumptions are described in Inergy’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Inergy undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Suburban Propane Partners, L.P., dated July 13, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its General Partner

Date: July 13, 2012	By:	/s/ Laura L. Ozenberger Laura L. Ozenberger Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Suburban Propane Partners, L.P., dated July 13, 2012

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